EXHIBIT 99.B(d)(97)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June 30, 2005, November 3, 2006 and July 17, 2007

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Diversified Alpha Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Mid-Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:

/s/ Sofia A. Rosala	/s/ Rita Tucci

Name:	Name:

Sofia A. Rosala	Rita Tucci

Title:	Title:

Vice President	Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June 30, 2005, November 3, 2006 and July 17, 2007

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund
for Assets managed pursuant to 130/30 strategy	x.xx	%
for Assets managed pursuant to long-only strategy	x.xx	%
Large Cap Growth Fund	x.xx	%
Tax-Managed Large Cap Fund	x.xx	%
Mid-Cap Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Quantitative Management Associates LLC

By:	By:

/s/ Sofia A. Rosala	/s/ Rita Tucci

Name:	Name:

Sofia A. Rosala	Rita Tucci

Title:	Title:

Vice President	Vice President